Exhibit 99.1

UTEK Corporation to Acquire Pharmalicensing, Ltd.

A Provider of Open Innovation Services to the Biopharmaceutical Industry

Tampa, FL & York, England — (Business Wire) – December 21, 2007 — UTEK Corporation (AMEX & LSE-AIM: UTK), an open innovation company focused on technology transfer, has agreed to acquire Pharmalicensing, Ltd. through its subsidiary UTEK Europe, Ltd. Pharmalicensing is a leading open innovation service for partnering, licensing and business development within the life science and biopharmaceutical industry.

Based in York, England, Pharmalicensing makes it easy for approximately 200 active clients to post descriptions of technologies that they are seeking to either in-license or out-license to augment their internal R&D and business development programs. The acquisition of Pharmalicensing represents an extension of UTEK’s open innovation services and increases its presence within the life sciences sector.

Pharmalicensing is being acquired for $2,150,000, satisfied by the issuance of 153,967 shares of UTEK Corporation unregistered common stock based on the ten-day closing price. The current owners of Pharmalicensing have agreed not to dispose of any of the consideration stock for at least 12 months following completion of the transaction. Completion of the transaction is expected to take place early in January 2008. Pharmalicensing revenue for the year to 31 December 2006, the latest date for which audited accounts have been prepared, was $1,113,000 and operating profits were $661,000. Net liabilities at 31 December 2006 were $309,000.

“We believe that the acquisition of Pharmalicensing fits our strategy of becoming the leading provider of Open Innovation services and expands our existing operations within the UK market. We look forward to the opportunity to integrate and grow the business with UTEK’s unique technology transfer capabilities,” said Clifford M. Gross, Ph.D., UTEK’s Chief Executive Officer.

About UTEK Corporation

UTEK® is an open innovation company focused on technology transfer. UTEK’s services enable companies to acquire externally developed technologies from universities and research laboratories worldwide. In addition, UTEK provides services to help companies create value from their intellectual property. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

About Pharmalicensing, Ltd.

Pharmalicensing is a leading open innovation resource for partnering, licensing and business development within the life science and biopharmaceutical industry. Pharmalicensing services complement and enhance business development throughout the deal making process, from finding partners to closing the transaction. For more information about Pharmalicensing, please visit its website at www.pharmalicensing.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized and realized gains and losses of companies in its portfolio, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Contacts:

UTEK Corporation

USA:

Tania Bernier

813-754-4330 x 223

UK:

Bankside Consultants

Steve Liebmann or Simon Bloomfield

+ 44 (0) 20-7367-8883